SUBORDINATED DEMAND PROMISSORY NOTE

$100,000.00 April ___, 2012

FOR VALUE RECEIVED, the undersigned, CNS Response, Inc. (the “Borrower”), hereby unconditionally promises to pay to the order of John Pappajohn (the “Lender”), ON DEMAND, the principal sum of One Hundred Thousand Dollars ($100,000.00).

All payments of principal on this Demand Promissory Note (this “Note”) are payable in lawful money of the United States of America to the Lender at its principal office.

The Borrower shall have the right to prepay all or any portion of the indebtedness evidenced by this Note at any time, or from time to time, without notice, premium or penalty.

The Borrower agrees that the Lender shall have the right to demand payment in full of the unpaid balance of principal under this Note at any time by written notice to Borrower. Upon such a demand for repayment, the principal amount of the outstanding principal hereof shall immediately become due and payable.

This Note is absolutely and unconditionally payable by the Borrower and is without any right of setoff which the Borrower now has, or may later acquire, with respect to any claim against the Lender.

The holder of this Note shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder, and no waiver whatsoever shall be valid unless in writing, signed by the holder hereof, and then only to the extent therein set forth. A waiver by the holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy which the holder would otherwise have on any future occasion. All rights and remedies of the holder shall be cumulative and may be exercised singly or concurrently.

Presentment for payment, protest, notice of dishonor, notice of protest and all other notices in connection with the delivery, performance and enforcement of this Note are hereby waived by the Borrower.

The Borrower shall promptly pay (or reimburse, as the Lender may elect) all costs and expenses which the Lender may incur in connection with the enforcement of this Note and the collection of all amounts due under this Note, including in such costs and expenses reasonable attorney's fees and disbursements. In addition, all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the negotiation and execution of this Note shall be borne by the Borrower.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

This Note may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when so executed shall be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this Note as of the date first written above.

CNS RESPONSE, INC.

By:__________________________________

Name:

Title:

ACKNOWLEDGED AND AGREED TO:

___________________________

John Pappajohn